Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners, LP Announces $147 Million Permian Basin Mineral and Royalty Acquisition from Mesa Royalties

HIGHLIGHTS

•	Expected to be immediately accretive to distributable cash flow per unit[1]

•	Transaction expected to be funded with approximately 70% newly issued OpCo units directly to seller and 30% cash

•	Targeted oil and natural gas mineral and royalty interests located across the Permian Basin, with over 2,300 gross producing wells and over 600 undeveloped locations

•	Estimated $23.3 million of NTM cash flow at strip pricing as of May 15, 2026[2]

FORT WORTH, Texas, May 19, 2026 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and gas mineral and royalty interests in over 17 million gross acres in 28 states, today announced that it has agreed to acquire mineral and royalty interests (“acquired assets”) from Mesa Royalties (portfolio companies of funds managed by NGP), in a cash and unit transaction valued at approximately $147.0 million3, subject to purchase price adjustments and other customary closing adjustments (the “Acquisition”). The purchase price for the Acquisition is comprised of $44.0 million in cash (approximately 30% of the total consideration) and approximately 6.9 million newly issued common units of Kimbell Royalty Operating, LLC (“OpCo”) valued at $103.0 million.

For the next twelve months, Kimbell estimates that, as of June 1, 2026, the acquired assets will produce approximately 1,390 Boe/d (754 Bbl/d of oil, 315 Bbl/d of NGLs, and 1,928 Mcf/d of natural gas) (6:1). The Acquisition is expected to close in the second quarter of 2026, subject to customary closing conditions, and the effective date is expected to be June 1, 2026.

Asset Highlights: High-quality rock across stacked pay zones in de-risked areas of both the Delaware and Midland basins

•	Approximately 711 Net Royalty Acres (5,691 NRA normalized to 1/8th) across the Permian Basin (70% Delaware / 30% Midland)

✓	Broad, diversified footprint with interests in over 400 Drill Spacing Units (“DSUs”) across 15 Permian counties

 1 Since the Acquisition has an effective date of June 1, 2026, the cash flows from the acquired assets and related accretion will be recognized partially in Q2 2026 and fully thereafter beginning in Q3 2026.

2 Illustrative cash flow based on NTM acquired assets production and average realized cash margin of $45.91 / Boe. Net realized crude oil, natural gas and NGL prices to calculate cash margin $79.52, $0.61 and $23.64, respectively.

3 Purchase price and related valuation metrics reflect Kimbell’s 30-Day Volume Weighted Average Price of $14.86 per unit as of 05/15/2026.

✓	Substantial near-term development with 364 gross DUCs and Permits across the acreage and 13 active rigs as of May 1, 2026, including 11 in the Delaware Basin

✓	Deep inventory of over 600 undeveloped locations identified across the position

✓	Management estimates 7.67 MMBoe in total proved reserves, reflecting a purchase price of approximately $19.17 per total proved Boe

•	93% of estimated first year cash flow from PDP and PDNP wells

✓	Established, oil-weighted production from over 2,300 total producing wells

✓	Diversified exposure to top operators, including ConocoPhillips, Apache, OXY, and Permian Resources

•	Liquids-focused asset base expected to strengthen Kimbell’s oil weighting from 32% to 33% of daily production mix

Kimbell Continues Its Role as a Leading Consolidator in the U.S. Oil and Gas Royalty Sector

Assuming the Acquisition is consummated as described in this news release, Kimbell is expected to have over 17 million gross acres, over 135,000 gross wells and a total of 93 active rigs on its properties, which represents approximately 18%4 of the total active land rigs drilling in the continental United States. In addition, over 98% of all rigs in the continental United States are located in counties where Kimbell is expected to hold mineral interest positions following the consummation of the Acquisition.

Advisors

Greenhill, a Mizuho affiliate, served as exclusive financial advisor. White & Case LLP and Kelly Hart & Hallman LLP acted as legal counsel to Kimbell. Moelis served as exclusive financial advisor and Latham & Watkins LLP served as legal advisor to Mesa Royalties.

About Kimbell Royalty Partners

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 133,000 gross wells. To learn more, visit http://www.kimbellrp.com.

4 Based on Kimbell rig count of 85, acquired assets rig count of 13 (5 rigs on targeted acreage overlap with existing KRP rig count) and Baker Hughes U.S. land rig count of 530 as of March 27, 2026.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Acquisition, the expected timing of the closing of the Acquisition, operational data with respect to the Acquisition, involve risks and uncertainties, including risks that the anticipated benefits of the Acquisition are not realized; risks relating to Kimbell’s integration of the Acquisition assets; risks relating to the possibility that the Acquisition does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all; and risks relating to Kimbell’s business and prospects for growth and acquisitions. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”).  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Acquisition; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black
Dennard Lascar Investor Relations
krp@dennardlascar.com
(713) 529-6600